Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Consumer Portfolio Services, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, no par value per share	(1)	Other	4,501,330	$8.3950	$37,788,665.00	0.0001381	$5,218.61

Total Offering Amounts:						$37,788,665.00		5,218.61
Total Fee Offsets:								0.00
Net Fee Due:								$5,218.61

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Consumer Portfolio Services, Inc.’s (the “Registrant”) common stock, no par value per share (the “Common Stock”), that become issuable under the Registrant’s 2025 Equity Incentive Plan (the “2025 Equity Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in the increase in the number of outstanding shares of the Common Stock.

Represents 4,501,330 shares of Common Stock reserved for issuance under the 2025 Equity Plan that were not previously registered for issuance on a registration statement on Form S-8. The total number of shares of Common Stock reserved for issuance under the 2025 Equity Plan consists of (a) 3,000,000 shares of Common Stock reserved for future issuances under the 2025 Equity Plan, (b) 1,501,330 shares of Common Stock previously reserved but unissued under the CPS 2006 Long-Term Equity Incentive Plan that are now available for issuance under the 2025 Equity Plan, and (c) any shares of Common Stock that expire or are forfeited, surrendered, terminated (other than by exercise), cancelled, lapsed or reacquired by the Registrant prior to vesting, without the delivery of any shares of Common Stock in accordance with the terms of the 2006 Equity Plan, and comply with the share recycling provisions of the 2006 Equity Plan and Section 5(c) of the 2025 Equity Plan.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on December 3, 2025, which is a date within five business days prior to the filing of this Registration Statement.

The Registrant does not have any fee offsets.